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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated August 12, 1997, accompanying the financial statements of Inland Casino Corporation appearing in the fiscal 1997 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-KSB for the year ended June 30, 1997, which are incorporated by reference in this Registration Statement on Form S-8 (Inland Casino Corporation 1995 Stock Option Plan, as Amended). We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report.


/s/ GRANT THORNTON LLP



Los Angeles, California
January 8, 1998